Exhibit 99.1

Financial Institutions Conference Sponsored by RBC Capital Markets May 5, 2011 Boston, Massachusetts 1

May 5, 2011 RBC Financial Institutions Conference 2 Forward-Looking Statements and Where to Find Additional Information This presentation contains certain forward-looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All references herein to PacWest are intended to refer to PacWest and its predecessor First Community Bancorp. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; lower than expected revenues; credit quality deterioration which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete announced acquisitions, to successfully integrate acquired entities, or to achieve expected synergies and operating efficiencies within expected time-frames or at all; the integration of acquired businesses costs more, takes longer or is less successful than expected; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s (including its predecessor’s) public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC. The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821. Attention: Investor Relations. Telephone 714-671-6800.

May 5, 2011 RBC Financial Institutions Conference 3 NASDAQ Symbol PACW Fully Diluted Shares 37.2 Million* Market Capitalization $824 Million ** Average Volume 180,000 shares per day ** Dividends Per Share $0.04 per year (0.20% yield) ** (Annualized) Analyst Coverage D.A. Davidson & Co. FIG Partners Friedman Billings Ramsey Keefe, Bruyette & Woods, Inc. Macquarie Securities Group B. Riley & Co RBC Capital Markets Sandler O’Neill + Partners Sterne Agee & Leach, Inc. Wunderlich Securities * Common and unvested restricted shares less treasury shares as of 3/31/2011 ** As of 4/28/2011 Stock Summary

PacWest Bancorp May 5, 2011 RBC Financial Institutions Conference 4 Overview, Operating Principles and Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

May 5, 2011 RBC Financial Institutions Conference 5 Source: Company Filings * See “Non-GAAP Measurements” slide. Commercial Banking Focus in Southern California $5.5 Billion in Assets at March 31, 2011 77 Full-Service Offices: 73 in Southern California, 1 in Arizona and 3 in the Bay Area Low Risk Profile Strong Capital Levels* Proven Operating Model Generates Earnings For the First Quarter of 2011 NIM 5.34 % Loan yield 6.78% Deposit cost 0.52% Efficiency Ratio 56.4% Pre-credit, Pre-tax earnings $28.4 million* March 31, 2011 Non Performing Assets at Manageable Levels Non-Covered NPA Ratio – 4.03% Credit Loss Allowance to Net Non-Covered Loans – 3.41% Credit Loss Allowance to Non-Covered Nonaccruals – 135.6% Experienced Acquirer 22 Bank and Finance Company Acquisitions, Including 3 FDIC-Assisted Deals Overview as of 3/31/2011 Equity ($ millions) Equity/Assets Per Share Company - Tangible* $421.1 7.80% $11.31 Company - GAAP $491.4 8.98% $13.20 Bank - Tangible* $514.1 9.55% n/a Bank - GAAP $584.4 10.72% n/a

May 5, 2011 RBC Financial Institutions Conference 6 Operating Principles Manage for Profitability, Not Growth Strategic Focus on Low-Cost Deposits Strong Expense Management Focus on Credit Quality Results Include Strong Net Interest Margin Controlled Operating Expenses

May 5, 2011 RBC Financial Institutions Conference 7 2011 Objectives Continued Focus on Credit Serve the Best and Largest Customers Grow Core Deposit Balances Maintain Net Interest Margin Acquisitions

PacWest Bancorp May 5, 2011 RBC Financial Institutions Conference 8 Overview, Operating Principles and Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

1Q11 Highlights Net earnings of $10.7 million or $0.29 per share Pre-credit, pre-tax earnings increased to $28.4 million Tangible capital increased by $15 million to $421.1 million or $11.31 per share NIM increased 13 bps to 5.34% DDA ratio to total deposits at 35% Core deposits grew $53.1 million or 1.6% Positive credit metrics Lower net credit costs Coverage ratios increased New nonaccrual growth stable May 5, 2011 RBC Financial Institutions Conference 9 9

PacWest Bancorp May 5, 2011 RBC Financial Institutions Conference 10 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Non-Covered Loan Credit Quality Has Improved May 5, 2011 RBC Financial Institutions Conference 11 March 31, December 31, 2011 2010 Allowance for credit losses to net loans 3.41% 3.30% Allowance for credit losses to nonaccrual loans 135.6% 110.8% Nonaccrual loans 76,849 $ 94,183 $ Nonperforming assets 125,216 $ 119,781 $ Performing restructured loans 71,669 $ 89,272 $ Classified loans* 207,012 $ 214,009 $ Net credit costs 9,397 $ 36,997 $ Net chargeoffs 7,889 $ 32,231 $ Net chargeoffs excluding chargeoffs on loans sold 7,889 $ 11,289 $ * Classified loans are those rated substandard or doubtful (Dollars in thousands) Non-covered loan portfolio credit quality metrics

Formation of New Non-Covered Nonaccruals Has Stabilized RBC Financial Institutions Conference 12 May 5, 2011 (In millions) 1Q09 $99.8 2Q09 $57.5 3Q09 $85.0 4Q09 $120.4 1Q10 $18.1 2Q10 $25.2 3Q10 $26.5 4Q10 $21.4 1Q11 $23.2 Volume of New Nonaccrual Loans 0 20 40 60 80 100 120 140 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 New Nonaccrual Loans Millions Quarter

May 5, 2011 RBC Financial Institutions Conference 13 Non-Covered Nonaccrual and Past Due Loans Nonaccrual Loans (1) Accruing and Over March 31, 2011 December 31, 2010 30 days Past Due (1) Total Loans % of % of March 31, December 31, Loan Loan 2011 2010 Loan Category Balance Category Balance Category Balance Balance (Dollars in thousands) (In thousands) Real estate mortgage: Hospitality 4,109 $ 2.7% 4,151 $ 2.6% 864 $ - $ SBA 504 5,138 7.9% 9,346 13.5% 188 190 Other commercial 21,679 1.2% 17,311 0.9% 1,395 1,652 Residential 9,917 5.7% 10,141 5.5% 90 585 Total real estate mortgage 40,843 1.9% 40,949 1.8% 2,537 2,427 Real estate construction and land: Residential 4,586 10.9% 24,004 36.9% - - Commercial 8,620 6.4% 5,238 4.6% 1,484 - Total real estate construction 13,206 7.5% 29,242 16.3% 1,484 - Commercial: Collateralized 5,748 1.6% 6,241 1.7% 661 680 Unsecured 9,009 7.8% 9,104 7.0% 400 71 Asset-based 15 0.0% 15 0.0% - - SBA 7(a) 6,234 19.9% 6,518 20.2% 1,253 423 Total commercial 21,006 3.1% 21,878 3.3% 2,314 1,174 Consumer 1,794 8.2% 1,951 7.8% 267 133 Foreign - 0.0% 163 0.7% - - Total non-covered loans 76,849 $ 2.5% 94,183 $ 3.0% 6,602 $ 3,734 $ (1) Excludes covered loans acquired from the Los Padres and Affinity acquisitions.

Non-Covered Nonaccrual Loan Details May 5, 2011 RBC Financial Institutions Conference 14 The following lending relationships, excluding SBA-related loans, were on nonaccrual status at March 31, 2011. Nonaccrual Amount Description (In thousands) 6,948 $ Two unsecured loans that are fully reserved for. 6,441 $ Collateralized by 2nd trust deeds on two single-family residences in Beverly Hills, California with current appraised values in excess of the loan carrying value. Foreclosure is in process. 5,734 $ Four industrial warehouse loans in Riverside County, California. The borrower is paying as agreed. 5,670 $ The loan, secured by an out-of-state shopping center, has been written down to its underlying collateral value based on the most recent appraisal. A receiver is managing the property and foreclosure is in process. 4,109 $ A hotel in San Diego County, California. The borrower's interest payments are current. 3,615 $ The collateral for this loan is residential and commercial land in Las Vegas, Nevada. The loan has been written down to its underlying collateral value based on the most recent appraisal. 2,594 $ This loan is secured by a medical-related office building in Los Angeles County, California and has been written down to its underlying collateral value based on the most recent appraisal. 2,402 $ This loan is unsecured and has a specific reserve for 50% of the balance. The borrower is current on interest payments. 2,339 $ This loan is secured by commercial land in Riverside County, California. 2,200 $ Two loans that are secured by a retail shopping center in San Diego County, California.

Non-Covered Loans by Risk Classification May 5, 2011 RBC Financial Institutions Conference 15 March 31, 2011 Nonclassified Classified Total (In thousands) Real estate mortgage: Hospitality 129,715 $ 20,213 $ 149,928 $ SBA 504 55,436 9,279 64,715 Other 1,860,361 97,919 1,958,280 Total real estate mortgage 2,045,512 127,411 2,172,923 Real estate construction: Residential 36,048 5,980 42,028 Commercial 106,187 28,543 134,730 Total real estate construction 142,235 34,523 176,758 Commercial: Collateralized 348,195 20,057 368,252 Unsecured 104,993 10,273 115,266 Asset-based 149,850 2,658 152,508 SBA 7(a) 21,185 10,190 31,375 Total commercial 624,223 43,178 667,401 Consumer 19,915 1,900 21,815 Foreign 23,296 - 23,296 Total non-covered loans 2,855,181 $ 207,012 $ 3,062,193 $ Totals at December 31, 2010 2,951,426 $ 214,009 $ 3,165,435 $ Nonclassified loans are those rated pass or special mention. Classified loans are those rated substandard or doubtful.

May 5, 2011 RBC Financial Institutions Conference 16 Non-Covered Loan Charge-Off History Source: Company Filings 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 1Q10 Excluding Classified Loan Sale 2Q10 3Q10 4Q10 4Q10 Excluding Classified Loan Sale 1Q11 1.82% 0.50% 0.76% 0.76% 0.63% 1.83% 3.17% 3.26% 16.81% 2.51% 1.50% 1.09% 3.90% 1.37% 1.03% Annualized Net Chargeoffs to Average Loans

Net Credit Costs Have Declined May 5, 2011 RBC Financial Institutions Conference 17 Three Months Ended March 31, December 31, 2011 2010 Provision for credit losses on non-covered loans 7,800 $ 35,315 $ Provision for credit losses on covered loans 5,747 2,096 Less: increase in FDIC loss sharing asset 4,597 1,677 Net credit costs on covered loans 1,150 419 Non-covered OREO expense 703 1,093 Covered OREO (income) expense (2,578) 699 Less: OREO-related increase (decrease) in FDIC loss sharing asset (2,322) 529 Net covered OREO expense (256) 170 Total credit-related costs, net 9,397 $ 36,997 $ Non-covered loan net charge-offs 7,889 $ 32,231 $ Charge-offs on loans sold included in non-covered loan net charge-offs above - $ 20,942 $ (In thousands)

Non-Covered Real Estate Mortgage Exposure

Loan Category	March 31, 2011 Balance	March 31, 2011 % of Total	December 31, 2010 Balance	December 31, 2010 % of Total	March 31, 2010 Balance	March 31, 2010 % of Total
			(Dollars in thousands)			
Commercial real estate mortgage:						
Industrial/warehouse	$ 393,000	18.1%	$ 432,263	19.0%	$ 322,122	14.7%
Retail	337,149	15.5%	374,027	16.4%	396,721	18.1%
Office buildings	332,233	15.3%	350,192	15.4%	314,682	14.3%
Owner-occupied	276,631	12.7%	263,603	11.6%	278,189	12.7%
Hotel	149,928	6.9%	156,614	6.9%	176,295	8.0%
Healthcare	106,061	4.9%	102,227	4.5%	96,264	4.4%
Mixed use	57,624	2.7%	57,230	2.5%	89,794	4.1%
Gas station	36,227	1.7%	38,502	1.7%	38,533	1.8%
Self storage	26,312	1.2%	26,432	1.2%	29,877	1.4%
Restaurant	24,166	1.1%	26,463	1.2%	26,548	1.2%
Land acquisition/development	9,602	0.4%	9,649	0.4%	9,775	0.4%
Unimproved land	1,519	0.1%	1,494	0.1%	1,090	0.0%
Other	248,558	11.4%	250,068	11.0%	247,377	11.3%
Total commercial real estate mortgage	1,999,010	92.0%	2,088,764	91.8%	2,027,267	92.3%
Residential real estate mortgage:						
Multi-family	75,775	3.5%	81,880	3.6%	73,416	3.3%
Single family owner-occupied	37,230	1.7%	38,025	1.7%	42,701	1.9%
Single family nonowner-occupied	23,070	1.1%	26,618	1.2%	15,331	0.7%
HELOCs	37,838	1.7%	38,823	1.7%	38,580	1.8%
Unimproved land	-	0.0%	623	0.0%	-	0.0%
Total residential real estate mortgage	173,913	8.0%	185,969	8.2%	170,028	7.7%
Total gross non-covered real estate mortgage loans	$ 2,172,923	100.0%	$ 2,274,733	100.0%	$ 2,197,295	100.0%

PacWest Bancorp

May 5, 2011 RBC Financial Institutions Conference 18

Non-Covered Construction Loan Exposure

Loan Category	March 31, 2011 Balance	March 31, 2011 % of Total	December 31, 2010 Balance	December 31, 2010 % of Total	March 31, 2010 Balance	March 31, 2010 % of Total
			(Dollars in thousands)			
Commercial real estate construction:						
Retail	$ 21,129	12.0%	$ 20,378	11.4%	$ 22,498	7.9%
Industrial/warehouse	7,987	4.5%	11,329	6.3%	62,432	22.0%
Office buildings	11,131	6.3%	3,805	2.1%	4,538	1.6%
Owner-occupied	2,000	1.1%	2,000	1.1%	3,548	1.2%
Healthcare	-	0.0%	4,305	2.4%	2,421	0.9%
Gas station	-	0.0%	-	0.0%	6,183	2.2%
Self storage	19,151	10.8%	13,191	7.3%	9,171	3.2%
Land acquisition/development	34,963	19.8%	16,983	9.5%	8,853	3.1%
Unimproved land	33,870	19.2%	26,032	14.5%	35,561	12.5%
Other	4,499	2.5%	9,062	5.0%	24,959	8.8%
Total commercial real estate construction	134,730	76.2%	107,085	59.7%	180,164	63.4%
Residential real estate construction:						
Multi-family	23,296	13.2%	26,474	14.8%	20,576	7.2%
Single family owner-occupied	9	0.0%	-	0.0%	3,215	1.1%
Single family nonowner-occupied	1,055	0.6%	1,026	0.6%	20,121	7.1%
Land acquisition/development	3,240	1.8%	1,482	0.8%	2,558	0.9%
Unimproved land	14,428	8.2%	43,412	24.2%	57,640	20.3%
Total residential real estate construction	42,028	23.8%	72,394	40.3%	104,110	36.6%
Total gross non-covered real estate construction loans	$ 176,758	100.0%	$ 179,479	100.0%	$ 284,274	100.0%

PacWest Bancorp

May 5, 2011 RBC Financial Institutions Conference 19

May 5, 2011 RBC Financial Institutions Conference 20 Non-Covered Other Real Estate Owned March 31, December 31, Property Type 2011 2010 (In thousands) Commercial real estate $ 18,674 $ 18,205 Single family residences 2,502 2,743 Construction and land development 27,191 4,650 Total non-covered OREO 48,367 $ $ 25,598

PacWest Bancorp May 5, 2011 RBC Financial Institutions Conference 21 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

May 5, 2011 RBC Financial Institutions Conference 22 Non Interest-Bearing Deposits to Total Deposits at Period End *2004 excludes a short-term interest bearing deposit received on December 31, 2004 Source: Company Filings and SNL Data Source 35% 38% 42% 46% 49% 43% 37% 34% 32% 32% 35% 22% 23% 24% 24% 23% 22% 22% 22% 23% 23% 23% 2001 2002 2003 2004* 2005 2006 2007 2008 2009 2010 Q1 2011 PACW CA Peers

Strong Net Interest Margin Versus Peers May 5, 2011 RBC Financial Institutions Conference 23 Peers Defined as median of all Major Exchange (NYSE, AMEX, NASDAQ) Banks with $3B to $7B in Assets as of period end. Source: Company Filings and SNL Data Source 5.32% 5.41% 5.24% 5.58% 6.37% 6.67% 6.34% 5.30% 4.79% 5.02% 5.34% 3.91% 4.19% 4.00% 3.96% 3.90% 3.82% 3.64% 3.79% 3.67% 3.92% 3.93% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Q1 2011 PACW Peers

PacWest Bancorp May 5, 2011 RBC Financial Institutions Conference 24 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

May 5, 2011 RBC Financial Institutions Conference 25 * - The 2008 efficiency ratio excludes the goodwill write-off. When the goodwill write-off is included in non-interest expense, the efficiency ratio is 371.7%. Source: Company Filings Average Branch Size Source: Company Filings and SNL Data Source Focus and Execution Drive Efficiency 2001 2002 2003 2004 2005 2006 2007 2008* 2009 2010 Q1 2011 70% 66% 55% 57% 50% 47% 48% 59% 56% 63% 56% Efficiency Ratios 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Q1 2011 $45 $51 $59 $61 $56 $55 $54 $56 $60 $57 $60 Average Branch Size ($ - M)

PacWest Bancorp May 5, 2011 RBC Financial Institutions Conference 26 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Acquisition Strategy May 5, 2011 RBC Financial Institutions Conference 27 Banks Similar Strategic Focus Market Expansion In-Market Consolidation Key Drivers of Accretion Cost Savings Customer Retention Margin Improvement FDIC-Assisted Transactions Strategic vs. Financial Market Expansion Deposit Structure Proximity to Existing Offices New Customer Relationships

The Los Padres Acquisition Closed on August 20, 2010 Added $824 million in assets After office consolidations/mergers, there are 9 offices - 8 in California and 1 in Arizona Franchise expanded into the Central Coast of California Systems converted December 3 $414 million of remaining assets are covered by loss sharing with the FDIC FDIC absorbs 80% of losses May 5, 2011 RBC Financial Institutions Conference 28

The Affinity Acquisition Closed on August 28, 2009 Added $1.2 Billion in Assets and 10 Offices $540 Million of Remaining Assets are Covered by Loss Sharing with the FDIC FDIC Absorbs 80% of Losses on the First $234 million and 95% of Losses Exceeding $234 million Increased Capital by $38.9 Million Systems Converted on December 5, 2009 May 5, 2011 RBC Financial Institutions Conference 29

Covered Assets May 5, 2011 RBC Financial Institutions Conference 30 Source: Company Filings March 31, December 31, Covered Assets 2011 2010 (In thousands) Loans, net 859,433 $ 908,576 $ Investment securities 52,132 50,437 Other real estate owned 42,117 55,816 Total covered assets 953,682 $ 1,014,829 $

PacWest Bancorp May 5, 2011 RBC Financial Institutions Conference 31 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

May 5, 2011 RBC Financial Institutions Conference 32 Stock Performance vs. Indices Data Through 4/28/2011 - 100.0 200.0 300.0 400.0 500.0 Jun - 00 Jun - 01 Jun - 02 Jun - 03 Jun - 04 Jun - 05 Jun - 06 Jun - 07 Jun - 08 Jun - 09 Jun - 10 PacWest PACW KBW Bank Index BKX S&P 500 SPX

Regulatory and Tangible Capital May 5, 2011 RBC Financial Institutions Conference 33 March 31, 2011 Well Pacific PacWest Capitalized Western Bancorp Requirement Bank Consolidated Tier 1 leverage capital ratio 5.00% 9.02% 9.21% Tier 1 risk-based capital ratio 6.00% 13.22% 13.42% Total risk-based capital ratio 10.00% 14.50% 14.70% Tangible common equity ratio N/A 9.55% 7.80%

PacWest Bancorp May 5, 2011 RBC Financial Institutions Conference 34 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Strong Franchise Value May 5, 2011 RBC Financial Institutions Conference 35 * Source: SNL Data Source ** Source: FDIC 8th Largest Publicly Traded CA Bank* 15th Largest Commercial Bank in California out of 268** California Footprint from the Central Coast to throughout Southern California 77 Branches: 73 in Southern California, 1 in Arizona and 3 in the Bay Area Strong Capital Base Low Cost of Deposits High Net Interest Margin Profitability Solid Credit Quality

May 5, 2011 RBC Financial Institutions Conference 36 Attractive Southern California Footprint

California Public Banks – Data as of 12/31/2010

California Publicly-Owned Banks

	Bank	Ticker	Assets
1	Wells Fargo & Company	WFC	$1,244,666,000
2	City National Corporation	CYN	21,635,932
3	East West Bancorp, Inc.	EWBC	21,147,026
4	SVB Financial Group	SIVB	18,618,266
5	Cathay General Bancorp	CATY	10,614,409
6	Pacific Capital Bancorp	PCBC	5,943,196
7	CVB Financial Corp.	CVBF	6,498,352
8	***PacWest Bancorp***	***PACW***	***$5,470,517***
9	Westamerica Bancorporation	WABC	4,937,429
10	Nara Bancorp, Inc.	NARA	2,926,143
12	Hanmi Financial Corporation	HAFC	2,879,666
11	Wilshire Bancorp, Inc.	WIBC	2,789,101
13	Center Financial Corporation	CLFC	2,260,118
14	TriCo Bancshares	TCBK	2,189,789
15	First California Financial Group, Inc.	FCAL	1,830,440
16	Sierra Bancorp	BSRR	1,312,949
17	Bank of Marin Bancorp	BMRC	1,290,699
18	Heritage Commerce Corp	HTBK	1,246,369
19	Preferred Bank	PFBC	1,194,398
20	Bridge Capital Holdings	BBNK	1,029,731
23	Pacific Mercantile Bancorp	PMBC	996,525
21	Heritage Oaks Bancorp	HEOP	982,612
22	Pacific Premier Bancorp, Inc.	PPBI	956,482
24	Bank of Commerce Holdings	BOCH	939,133
25	North Valley Bancorp	NOVB	884,941
26	Central Valley Community Bancorp	CVCY	766,690
27	United Security Bancshares	UBFO	678,210
28	Community West Bancshares	CWBC	665,539
29	American River Bankshares	AMRB	573,340
30	Oak Valley Bancorp	OVLY	562,769

PacWest Bancorp

May 5, 2011 RBC Financial Institutions Conference 37

Non-GAAP Information The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies. The table on the following slide presents a reconciliation of the non-GAAP financial measurements to the GAAP financial measurements and certain key performance ratios May 5, 2011 RBC Financial Institutions Conference 38

Non-GAAP Measurements

	March 31, 2011	December 31, 2010	March 31, 2010
		(Dollars in thousands)	
PacWest Bancorp Consolidated:			
Net earnings (loss)	$ 10,676	$ (7,688)	$ (60,533)
Plus: Total provision for credit losses	13,547	37,411	133,227
Other real estate owned expense (income):			
Non-covered	703	1,093	8,441
Covered	(2,578)	699	2,169
Income tax expense (benefit)	7,742	(5,841)	(43,972)
Less: FDIC loss sharing income (expense), net	1,667	(1,277)	16,172
Pre-credit, pre-tax earnings	$ 28,423	$ 26,951	$ 23,160
Stockholders' equity	$ 491,360	$ 478,797	$ 474,844
Less: Intangible assets	70,287	73,144	30,872
Tangible common equity	$ 421,073	$ 405,653	$ 443,972
Total assets	$ 5,470,517	$ 5,529,021	$ 5,203,217
Less: Intangible assets	70,287	73,144	30,872
Tangible assets	$ 5,400,230	$ 5,455,877	$ 5,172,345
Equity to assets ratio	8.98%	8.66%	9.13%
Tangible common equity ratio (1)	7.80%	7.44%	8.58%
Pacific Western Bank:			
Stockholders' equity	$ 584,418	$ 570,118	$ 559,909
Less: Intangible assets	70,287	73,144	30,872
Tangible common equity	$ 514,131	$ 496,974	$ 529,037
Total assets	$ 5,453,971	$ 5,513,601	$ 5,192,003
Less: Intangible assets	70,287	73,144	30,872
Tangible assets	$ 5,383,684	$ 5,440,457	$ 5,161,131
Equity to assets ratio	10.72%	10.34%	10.78%
Tangible common equity ratio (1)	9.55%	9.13%	10.25%

(1) Calculated as tangible common equity divided by tangible assets.

PacWest Bancorp

May 5, 2011 RBC Financial Institutions Conference 39

PacWest Bancorp 10250 Constellation Boulevard Suite 1640 Los Angeles, California 90067 Matt Wagner, CEO Vic Santoro, CFO 310.728.1020 310.728.1021 May 5, 2011 RBC Financial Institutions Conference 40